UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2019

CO-DIAGNOSTICS, INC.

(Exact name of small business issuer as specified in its charter)

Utah	1-38148	46-2609363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

2401 S. Foothill Drive, Suite D, Salt Lake City, Utah 84109

(Address of principal executive offices)

(801) 438-1036

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	CODX	NASDAQ Capital Market

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders

Co-Diagnostics, Inc. (the “Company”) held its Annual Meeting on August 30, 2019 at its principal executive offices. According to the inspector of elections, the stockholders present in person or by proxy represented 11,677,730 shares of common stock (entitled to one vote per share) which was equal to 68.2% of the shares of common stock entitled to vote. At the Annual Meeting, the stockholders voted on the following two proposals and cast their votes as follows:

Proposal 1: Election of Directors.

Director	Votes For	Votes Withheld	Broker Non-Votes
Dwight H. Egan	7,576,981	35,383	3,743,684
Eugene Durenard	7,577,281	35,083	3,743,684
Edward L. Murphy	7,577,534	34,830	3,743,684
Richard S. Serbin	7,578,281	34,083	3,743,684
James Nelson	7,071,160	541,204	3,743,684

Each of the individuals listed above was elected as a director of the Company to serve until the 2020 annual meeting of stockholders and until successors are duly elected or until the earliest of their removal or resignation.

Proposal 2: Ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Votes Abstain
11,402,369	129,312	146,049

The stockholders voted to ratify the selection of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight H. Egan
Name:	Dwight H. Egan
Title:	Chief Executive Officer

Date: September 5, 2019